As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-2546083 (I.R.S. Employer Identification No.)

60 Leveroni Court

Novato, CA 94949

(Address of Principal Executive Offices, Zip Code)

2014 Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Emil D. Kakkis, M.D., Ph.D.

President and Chief Executive Officer

Ultragenyx Pharmaceutical Inc.

60 Leveroni Court

Novato, CA 94949

(415) 483-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Karah Parschauer Executive Vice President and Chief Legal Officer Ultragenyx Pharmaceutical Inc. 60 Leveroni Court Novato, CA 94949 Telephone: (415) 483-8800 Facsimile: (415) 483-8810	Ryan A. Murr, Esp. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105-0921 Telephone: (415) 393-8200 Facsimile: (415) 393-8306

_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of common stock, par value $0.001 per share (“Common Stock”) of Ultragenyx Pharmaceutical Inc. (the “Registrant”) to be issued pursuant to the Ultragenyx Pharmaceutical Inc. 2014 Incentive Plan (as amended, the “2014 Plan”) and the Ultragenyx Pharmaceutical Inc. 2014 Employee Stock Purchase Plan (as amended, the “ESPP”). The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) (SEC File Nos. 333-194773, 333-201843, 333-209729, 333-216110, 333-223124, 333-229746, 333-236428, 333-253007 and 333-262751) together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation of Ultragenyx Pharmaceutical Inc.	8-K	2/5/2014	3.1
4.2	Amended and Restated Bylaws of Ultragenyx Pharmaceutical Inc.	8-K	2/5/2014	3.2
4.3	Form of Common Stock Certificate	S-1	11/8/2013	4.2
4.4	2014 Incentive Plan, as amended	10-K	2/17/2017	10.20
4.5	2014 Employee Stock Purchase Plan, as amended	10-K	2/17/2017	10.28
5.1	Opinion of Gibson, Dunn & Crutcher LLP				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature page to this Registration Statement)				X
107.1	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on February 16, 2023.

ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Emil D. Kakkis
Name:	Emil D. Kakkis, M.D., Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Emil D. Kakkis, M.D., Ph.D. and Theodore A. Huizenga and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Emil D. Kakkis Emil D. Kakkis, M.D., Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)	February 16, 2023
/s/ Theodore A. Huizenga Theodore A. Huizenga	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 16, 2023
/s/ Daniel G. Welch Daniel G. Welch	Chairman of the Board	February 16, 2023
/s/ Deborah Dunsire Deborah Dunsire, M.D.	Director	February 16, 2023
/s/ Lars Ekman Lars Ekman, M.D., Ph.D.	Director	February 16, 2023
/s/ Matthew K. Fust Matthew K. Fust	Director	February 16, 2023
/s/ Michael Narachi Michael Narachi	Director	February 16, 2023
/s/ Amrit Ray, M.D. Amrit Ray, M.D.	Director	February 16, 2023
/s/ Corsee D. Sanders Corsee D. Sanders, Ph.D.	Director	February 16, 2023
/s/ Shehnaaz Suliman Shehnaaz Suliman, M.D.	Director	February 16, 2023